UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2016

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On September 21, 2016, Porter Bancorp (the “Company”) and its banking subsidiary PBI Bank entered into new employment agreements with the Company’s four executive officers, listed below.

John T. Taylor	President and Chief Executive Officer of the Company and PBI Bank

John R. Davis	Chief Credit Officer of PBI Bank

Joseph C. Seiler	Executive Vice President – Head of Commercial Banking – Senior Lending Officer of PBI Bank

Phillip W. Barnhouse	Chief Financial Officer of the Company and Chief Financial Officer and Chief Operating Officer of PBI Bank

The agreements are effective as of September 21, 2016. The terms of each of the 2016 employment agreements are substantially similar to the terms of each executive’s prior employment agreement, except that the 2016 agreements do not include grants of restricted stock.  The material terms of the employment agreements are summarized below.

Term. Each of the employment agreements has an initial three-year term. Prior to the second annual anniversary of the effective date, and prior to each annual anniversary thereafter, the Board of Directors of each of the Company and PBI Bank may approve a one-year extension of the term of the agreement following a review of the executive’s performance, subject to the receipt of any required bank regulatory consents. The Board of Directors must give the executive written notice of any decision not to extend the term not less than 30 days before the next applicable anniversary of the effective date, in which case the agreement will terminate at the conclusion of its remaining term.

Base salary. The initial annual base salaries of our executive officers are shown below:

John T. Taylor	$400,000
John R. Davis	250,000
Joseph C. Seiler	240,000
Phillip W. Barnhouse	240,000

Mr. Taylor’s employment agreement provides that his base salary will increase to $425,000 effective July 1, 2017, and to $450,000 effective July 1, 2018. The Board of Directors may increase an executive’s base salary from time to time, but may only decrease it with his express written consent.

Bonus.  Mr. Taylor’s employment agreement provides that for any calendar year he may earn a bonus of up to 50% of his base salary depending upon the achievement of target performance levels for the applicable year.  Mr. Taylor must submit proposed performance goals for a calendar year to the Compensation Committee by February 1st, and the Compensation Committee must approve the performance goals, with reasonable modifications, by March 1st.

Benefits.  The executive is entitled to participate in any retirement, profit sharing, stock incentive, or other plans, benefits and privileges given to employees and executives of PBI Bank, to the extent commensurate with the executive’s duties and responsibilities at the time, as fixed by the board of directors.

Termination of employment.  The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:
•	termination for “Cause”;
•	as a result of disability, retirement or death; or
•	by the executive other than for “Good Reason.”

The executive will be entitled to a cash severance payment if the executive’s employment is terminated for one of the following reasons:
•	by the Company other than for Cause, disability, retirement or death;
•	by the executive for Good Reason; or
•	by the Company for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement;

For Messrs. Davis, Seiler and Barnhouse, the cash severance payment would equal one times the executive’s then current annual base salary. For Mr. Taylor, the amount of the cash severance would be one times his then current annual base salary if the termination is not concurrent with or within 24 months after a Change in Control, or if the Company or PBI Bank were deemed to be in “troubled condition” under federal banking laws at the time of termination.  If the termination were concurrent with or within 24 months after a Change in Control and neither the Company nor PBI Bank is deemed to be in “troubled condition” at the time, then the severance payment would effectively equal the maximum amount that would not constitute a “parachute payment” under the Internal Revenue Code.

The employment agreements define “Change in Control” as a change in the ownership of the Company or PBI Bank, a change in the effective control of the Company or PBI Bank or a change in the ownership of a substantial portion of the assets of the Company or PBI Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

The obligation of the Company and PBI Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims and a determination that the executive has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Company or PBI Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:
•	a material diminution in the executive’s base compensation,
•	a material diminution in his authority, duties or responsibilities, or
•	any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Our present status as an institution in “troubled condition” requires that the compensation we propose to pay any executive officer must comply with federal banking regulations and be approved in advance by bank regulatory agencies.  In accordance with those regulations, the employment agreements limit severance payments upon termination of employment to one year’s salary and include a “claw-back” provision that entitles the Bank to recover any severance paid if it is subsequently determined that violations of law or certain other enumerated adverse events occurred.

Restrictive covenants.  The employment agreements include covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless the executive’s employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).  The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Item 9.01   Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement with John T. Taylor dated September 21, 2016
10.2	Employment Agreement with John R. Davis dated September 21, 2016
10.3	Employment Agreement with Joseph C. Seiler dated September 21, 2016
10.4	Employment Agreement with Phillip W. Barnhouse dated September 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: September 27, 2016	By	/s/ John T. Taylor
John T. Taylor
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with John T. Taylor dated September 21, 2016
10.2	Employment Agreement with John R. Davis dated September 21, 2016
10.3	Employment Agreement with Joseph C. Seiler dated September 21, 2016
10.4	Employment Agreement with Phillip W. Barnhouse dated September 21, 2016

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